Exhibit 10.2

AMENDMENT NO. 1

TO THE

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment”) is made and entered into this 26th day of May, 2010, between Infinity Property and Casualty Corporation, an Ohio corporation (the “Company”) and Scott Pitrone (the “Executive”).

WHEREAS, the parties have previously entered into an Employment Agreement, dated August 1, 2007 (the “Agreement”); and

WHEREAS, the parties desire to amend certain terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.	Section 3.3(c) is hereby deleted in its entirety and replaced with the following:

lump-sum payment of two hundred thousand dollars ($200,000) pro-rated based on the actual number of days elapsed in the year in which the Executive’s termination takes place, plus four hundred thousand dollars ($400,000), with such payment to be made subject to federal, state and applicable withholding taxes and payments;

2.	Section 3.3(j) is hereby deleted in its entirety.
3.	The parties agree that, except as amended hereby, all of the other terms and conditions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

Infinity Property And Casualty Corporation:		Executive:

By:	/s/ James R. Gober	By: /s/ Scott Pitrone

Name:	James R. Gober	Name: Scott Pitrone

Title:	Chairman, Chief Executive Officer and President